UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 22, 2018

Date of Report (Date of earliest event reported)

GTX Corp

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53046	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214, Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

213-489-3019

Registrant’s telephone number, including area code

N/A
(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02.	Unregistered Sales of Equity Securities.

(a)	On October 18, 2018 (the “Effective Date), all stock and stock equivalents issued to officers, directors, staff and advisors that the Company requires their retention (“Retention Incentive”), will be subject to a vesting provision over a period of 3 years, with a mandatory 2 year minimum requirement for such vesting to become valid: with 33.34% in year two and 66.66.% to vest at the end of year three. In addition, said shares, will contain the appropriate restrictive legend stating among other language that shares have not been registered and may not be sold, including holding for the applicable vesting period, without compliance with applicable rules and regulations of the SEC under Rule 144 or other applicable rule, including holding the shares for the legal holding period.

(b)	In the event the individual leaves the Company prior to the vesting period or if the induvial wishes to offer the stock back to the Company, the Company or its assignee (to the extent permissible under applicable securities law qualification) retains the option to repurchase the shares at par.

(c)	Pursuant to this plan the Company has issued 39,500,000 shares under this plan on or about October 18, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

October 22, 2018	GTX Corp.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Chief Executive Office